UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 Sam Houston Parkway North Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) took the following actions relating to the compensation of McDermott’s chief executive officer, chief financial officer, each currently employed executive officer listed in the Summary Compensation Table in McDermott’s proxy statement for its 2017 Annual Meeting of Stockholders and each other currently employed executive officer expected to be listed in the Summary Compensation Table in McDermott’s proxy statement for its 2018 Annual Meeting of Stockholders (collectively, the “Named Executive Officers”).

2018 Annual Base Salaries. The Compensation Committee made no adjustments to annual base salaries for the Named Executive Officers at this time.

2018 Annual Cash Bonus. The Compensation Committee established 2018 annual target award opportunities for participants in McDermott’s Executive Incentive Compensation Plan (the “EICP”), including the Named Executive Officers, for the period beginning on January 1, 2018 through the last day of the month prior to the date the closing of the proposed combination (the “Combination”) of McDermott and Chicago Bridge & Iron Company N.V. occurs (the “Prorated Period”). For the Prorated Period, the target award opportunities for the Named Executive Officers are as follows:

Named Executive Officer	Target EICP Award Opportunity (as a percentage of base salary earned through the Prorated Period)
David Dickson	110%
Stuart Spence	75%
Linh Austin	60%
Jonathan Kennefick	50%
Brian McLaughlin	60%
Scott Munro	60%

In connection with the 2018 EICP awards for the Prorated Period, the Compensation Committee approved financial metric performance goals based on McDermott’s consolidated adjusted operating income and adjusted free cash flow, weighted as set forth below. McDermott’s financial performance against the stated goals will determine the threshold (0.5x), target (1.0x) and maximum (2.0x) possible funding for each financial performance goal, with the weighted sum of each funding multiple determining the pool funding multiple for the Prorated Period (the “Pool Funding Multiple”):

Weight	Financial Metric Performance Goals	Performance Level	Funding Multiple
50%	Adjusted Operating Income	Threshold	0.5x
		Target	1.0x
		Maximum	2.0x

50%	Adjusted Free Cash Flow	Threshold	0.5x
		Target	1.0x
		Maximum	2.0x

The Pool Funding Multiple will then be, for each participant in the EICP, multiplied by the product of such participant’s actual base salary earned during the Prorated Period times their respective Target EICP Award

Opportunity, and such amounts will be aggregated to determine the total amount of the EICP bonus pool for the Prorated Period (the “Prorated Period EICP Pool”). However, the Compensation Committee determined that the Prorated Period EICP Pool will not be less than 0.5x nor more than 2.0x the aggregate dollar amount of the participants’ target award opportunities for the Prorated Period.

In no event may any Named Executive Officer’s annual bonus exceed two times his or her respective Target EICP Award Opportunity, and no participant is guaranteed a minimum award under the EICP. The Compensation Committee has the discretion to increase or decrease the amount of any payout in its sole discretion.

A participant’s actual bonus award will be determined by achievement of the participant’s individual performance goals, in each case in accordance with objective measures required by the terms of the EICP and the exercise of the Compensation Committee’s discretion.

It is expected that, after the Combination, the Compensation Committee will determine the appropriate target EICP award opportunities, financial metrics and performance goals relating to 2018 EICP awards for the portion of 2018 following the Prorated Period.

2018 Long-Term Incentive. The Compensation Committee approved the type of grant and form of grant agreement to be used in connection with the 2018 annual long-term incentive awards. The 2018 awards being made at this time consist of, for each Named Executive Officer, a grant of restricted stock units in the approximate grant date fair value amount set forth below. The grants were made pursuant to the 2016 McDermott International, Inc. Long-Term Incentive Plan. The foregoing description of the grants of restricted stock units is a summary and is qualified in its entirety by reference to the form of the restricted stock unit grant agreement, which is included as Exhibit 10.1 to this report. It is expected that after the Combination, the Compensation Committee will consider and, if appropriate, make additional long-term incentive awards to participants in McDermott’s long-term incentive plans, which may include the Named Executive Officers.

Named Executive Officer	Restricted Stock Units
David Dickson	$2,400,000
Stuart Spence	$750,000
Linh Austin	$200,000
Jonathan Kennefick	$100,000
Brian McLaughlin	$200,000
Scott Munro	$200,000

Perquisite Program. The Compensation Committee approved a perquisite program for certain of our executive officers, including each of the Named Executive Officers. The perquisite program provides for financial planning services and an executive physical, to be reimbursed to the participant or paid directly to the participant’s provider of choice, in a combined amount not to exceed $20,000. No other perquisites are provided to executive officers, with the exception of company-required spousal travel for (1) the Chief Executive Officer, and (2) the remaining Named Executive Officers, as approved by the Chief Executive Officer.

Deferred Compensation Plan Company Contribution. The Compensation Committee approved a 2018 company contribution under the McDermott International, Inc. Director and Executive Officer Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain of our executive officers, including the Named Executive Officers, in an amount equal to 5% of Compensation (as defined in the Deferred Compensation Plan) received from McDermott during 2017.

Recognition Program. The Compensation Committee approved the McDermott Recognition Program (the “Program”) for its executive officers, including the Named Executive Officers, to recognize the efforts associated with the Combination to date and to retain the executive officers for a period following the closing of the Combination. The Compensation Committee approved award amounts under the Program as set forth below:

Named Executive Officer	Award Amount
David Dickson	$1,125,000
Stuart Spence	$637,500
Linh Austin	$385,000
Jonathan Kennefick	$431,250
Brian McLaughlin	$431,250
Scott Munro	$350,000

Under the Program, 50% of the award amount is payable in cash within fifteen days following the date of the closing of the Combination. The remaining 50% of the award amount is payable in cash, if at all, within fifteen days following the first anniversary of the closing of the Combination, provided that at least $62.5 million in cost synergies relating to the Combination (the “Synergies Target”) has been achieved for any fiscal quarter ending after the closing date through the first anniversary of the closing date. If the Synergies Target has not been met as of the one-year anniversary of the closing of the Combination, then no payment will be made and any unpaid portion of the award will be forfeited. The foregoing description of the Program is a summary and is qualified in its entirety by reference to the form of the McDermott Recognition Program Award Agreement, which is included as Exhibit 10.2 to this report.

Amendment of 2016 and 2017 Performance Unit Award Agreements. The Compensation Committee approved amendments to the 2016 and 2017 form of Performance Unit Award Agreements (the “Award Agreements”) to provide that the target number of Performance Units will be converted into time-vested restricted stock units vesting on the third anniversary of the original grant date, subject to the other terms and conditions generally consistent with the existing Award Agreements. The foregoing description of the amendments is a summary and is qualified in its entirety by reference to the form of the Amended and Restated RSU Grant Agreement (Replacing 2016 Performance Unit Grant Agreements) and the Amended and Restated RSU Grant Agreement (Replacing 2017 Performance Unit Grant Agreements), which are included as Exhibits 10.3 and 10.4, respectively, to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

10.1	Form of 2018 Restricted Stock Unit Grant Agreement.

10.2	Form of McDermott Recognition Program Award Agreement.

10.3	Form of Amended and Restated RSU Grant Agreement (Replacing 2016 Performance Unit Grant Agreements).

10.4	Form of Amended and Restated RSU Grant Agreement (Replacing 2017 Performance Unit Grant Agreements).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

March 7, 2018

5